Exhibit 99.1
EQUITY DISTRIBUTION PROGRAM
Distribution Agreement
February 2, 2010
Knight Capital Markets LLC
405 Lexington Avenue
New York, New York 10174
Ladies and Gentlemen:
Rentech, Inc., a Colorado corporation (the “Company”), confirms its agreement with Knight Capital Markets LLC, as agent (“you” or “KCM”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below, of up to an aggregate number of shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company having a aggregate gross sales price of up to $50,000,000 (the “Maximum Number of Shares”). Such shares are hereinafter collectively referred to as the “Shares.” The Shares are described in the Prospectus referred to below.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-158256) (the “registration statement”) for the registration of at least the Maximum Number of Shares, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), which sets forth certain of the terms of the offering and sale of the Shares and additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to KCM, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, as used herein, (1) “Basic Prospectus” means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement; (2) “Prospectus Supplement” means the final prospectus supplement dated February 2, 2010, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to KCM in connection with the offering of the Shares; (3) “Prospectus” means the Prospectus Supplement together with the Basic Prospectus; (4) “Permitted Free Writing Prospectuses” means the documents listed on Exhibit F hereto and any other “issuer free writing prospectus” (as defined in Rule 433 of the Act) that relates to the Shares and which the Company and KCM reasonably agree from time to time is a Permitted Free Writing Prospectus. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), on or after the initial effective date of the Registration Statement, or the date of Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
The Company and KCM agree as follows:
1. Issuance and Sale.
(a)	Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, on any Exchange Business Day (as defined below) selected by the Company, the Company and KCM shall enter into an agreement in accordance with Section 3 hereof regarding the number of Shares to be placed by KCM as agent for the Company and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as a “Transaction”). As used in this Agreement, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) August 2, 2010, (y) the date on which the Maximum Number of Shares have been issued and sold pursuant to this Agreement, and (z) the termination of this Agreement pursuant to Sections 9 or 10 hereof (the “Termination Date”), (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means NYSE Amex LLC.
(b)	Subject to the terms and conditions set forth below, the Company appoints KCM as agent in connection with the offer and sale of Shares in any Transactions entered into hereunder. KCM will use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below). Neither the Company nor KCM shall have any obligation to enter into a Transaction. The Company shall be obligated to issue and sell through KCM, and KCM shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such a Transaction has been delivered by KCM and accepted by the Company as provided in Section 3 hereof. KCM shall have the right, in its sole discretion, to reject any offer to purchase Shares, as a whole or in part, by persons solicited by KCM and any such rejection shall not be deemed a breach of KCM’s agreement herein. The Company may accept or reject any proposed offer to purchase Shares, as a whole or in part, and no such rejection shall be deemed a breach of the Company’s agreement herein.

(c)	KCM covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus to the Exchange in accordance with Rule 153 under the Act and meet the definition of an “at the market” offering under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At-the-Market-Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and KCM in writing. The Company acknowledges and agrees that in the event a sale of the Shares on behalf of the Company would constitute the sale of a “block” under Rules 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or KCM reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is not an At-the-Market Offering, KCM will have no obligation to sell such Shares hereunder.
(d)	Any obligation of KCM to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein in all material respects, to the performance in all material respects by the Company of its covenants in Sections 5 and 7 hereof and elsewhere in this Agreement and to the continuing satisfaction of the additional conditions specified in Sections 6 and 8 hereof.
(e)	If the Company shall default on its obligation to deliver Shares to a purchaser whose offer it has accepted, the Company shall (i) hold KCM harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to KCM any fee to which it would otherwise be entitled in connection with such sale.
(f)	Notwithstanding anything to the contrary in this Agreement, either the Company or KCM may, upon written notice to the other party, suspend the offering of Shares during any period this Agreement is in effect (a “Suspension Period”); provided, however, that such suspension shall not affect or impair the parties respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

2. No Purchases as Principal. Neither the Company nor KCM shall enter into, or have any obligation to enter into, any transaction in which KCM would be obligated to purchase Shares as a principal pursuant to this Agreement.
3. Transaction Notices and Sales Process.
(a)	The Company may, from time to time during the Term, propose to KCM that they enter into a Transaction to be executed on a specified Exchange Business Day. If KCM agrees to the terms of such proposed Transaction or if the Company and KCM agree to modified terms for such proposed Transaction, then KCM shall promptly send to the Company a notice, substantially in the form of Exhibit A hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Transaction. If the Company wishes such proposed Transaction to become a binding agreement between it and KCM, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to KCM or sending a written notice to KCM (by any means permissible under Section 12 hereof) indicating its acceptance. The terms reflected in a Transaction Notice shall become binding on KCM and the Company only if accepted by the Company no later than the times specified in Section 3(b) hereof. Each Transaction Notice shall specify, among other things:
(i)	the Exchange Business Day on which the Shares subject to such Transaction are intended to be sold (the “Purchase Date”);
(ii)	the number of Shares that the Company intends to sell (the “Specified Number of Shares”) on such Purchase Date, which shall be no less than 5% and no more than 25% of the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act, the “ADTV”) in the Common Stock on the Exchange for 30 Exchange Business Days preceding the date of delivery of the Transaction Notice, or as otherwise agreed between the Company and KCM and set forth in the Transaction Notice; and provided that the gross sales price of such Shares, together with the gross sales price of all other Shares sold prior to such Purchase Date, shall not exceed the Maximum Number of Shares; and
(iii)	the lowest price (if any) at which the Company shall be obligated to sell Shares in such Transaction (a “Floor Price”).

A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate gross sales price of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, results in a total that exceeds the Maximum Number of Shares. The Company shall have responsibility for maintaining records with respect to the aggregate gross sales price of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. There shall be no more than one Transaction Notice and one related Transaction with respect to any Purchase Date. A Transaction Notice conforming to the foregoing requirements, once accepted by the Company, shall be irrevocable, and (i) the Company shall be obligated, subject to the terms of, and satisfaction of the conditions set forth in, this Agreement and such Transaction Notice, including, but not limited to, Section 3(c) hereof, to sell the Specified Number of Shares and (ii) KCM shall be obligated, subject to the terms of, and satisfaction of the conditions set forth in, this Agreement and such Transaction Notice, including, but not limited to, Sections 1(c), (d) and (e) and Section 3(e) hereof, to use its commercially reasonable efforts to solicit offers for the Shares. Notwithstanding the foregoing, if the terms of any Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and KCM shall agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.
(b)	The Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be the Exchange Business Day next following the date on which such Transaction Notice is accepted if such acceptance occurs by 4:30 p.m. (New York time) on such acceptance date; provided that if a Transaction Notice is accepted prior to 8:30 a.m. (New York time) on an Exchange Business Day (or by such later time as KCM may agree in its sole discretion), the Purchase Date in respect of such Shares shall be such date of acceptance. KCM’s commission for Transactions shall be 1.5% of the actual sales price of the Shares (the “Gross Sale Price” and the difference between the Gross Sales Price and the commission payable to KCM is defined herein as the “Net Sales Price”).
(c)	If Shares are to be sold in a Transaction that is an At-the-Market Offering, KCM will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price no later than the opening of trading on the immediately following Exchange Business Day.

(d)	Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to:

Bank:
Address

ABA #:
Account name:
Account #:
Bank contact:

against delivery of such Shares to the accounts specified in writing by KCM. Such payment and delivery shall be made at or about 10:00 a.m., local time in New York, New York, on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance) following each Purchase Date (the “Closing Date”). If the Company fails for any reason to make timely delivery of such Shares after receiving payment therefor, the Company shall indemnify KCM and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that KCM may incur as a result of such failure.
(e)	If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Transaction, and KCM thereafter determines and notifies the Company that the Gross Sales Price for such Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell to or through KCM, and KCM shall not be obligated to purchase or place, the Specified Number of Shares for such Transaction.
(f)	If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Transaction Notice shall be suspended until that or another exemptive provision shall have been satisfied in the judgment of each party. KCM and the Company shall each calculate the ADTV of the Common Stock on the 15th day and the last day of each month, or if such day is not a Exchange Business Day, the immediately succeeding Exchange Business Day.

4. Representations and Warranties of the Company. The Company represents and warrants to KCM, on and as of (i) the date hereof, (ii) each date on which the Company accepts a Transaction Notice (a “Time of Acceptance”), (iii) each Purchase Date or Time of Sale (as defined below (if different) and (iv) each Closing Date, each such date listed in (i) through (iv), a “Representation Date”) that, except as set forth in the Registration Statement and the Prospectus:
(a)	At the time of effectiveness, at the date hereof and at each Closing Date, the Registration Statement complied or will comply in all material respects with the requirements of the Act and the rules and regulations thereunder and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and at each Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by KCM specifically for use in the preparation thereof. The Registration Statement contains all exhibits and schedules required to be filed by the Act or the rules and regulations thereunder. No order preventing or suspending the effectiveness or use of the Registration Statement or the Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are threatened in writing by the Commission.
(b)	The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)	The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and the Exchange Act and fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus. To the Company’s knowledge, Ehrhardt Keefe Steiner & Hottman P.C. and PricewaterhouseCoopers LLP are independent public accounting firms with respect to the Company within the meaning of the Act and the rules and regulations thereunder.

(d)	The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement or the Prospectus.
(e)	All statistical or market-related data included or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.
(f)	To the knowledge of the Company, there is no action pending to delist the Common Stock from the Exchange, nor has the Company received any written notification that the Exchange is currently contemplating terminating such listing. When issued, the Shares will be listed on the Exchange.
(g)	The Shares have been or will be qualified for sale under the securities laws of such United States jurisdictions as KCM reasonably determines, or are or will be exempt from the qualification requirements of such jurisdictions; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Shares).
(h)	The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or the issuance of press releases in the ordinary course of business.
(i)	The Company is not an “ineligible issuer,” as defined in Rule 405 of the Act. Subject to Section 5(a) below, the Company represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any “issuer free writing prospectus” (as defined in Rule 433 of the Act) that relates to the Shares. Subject to Section 5(a) below, the Company has not distributed and the Company will not distribute, prior to the completion of the sale of the Shares, any offering material in connection with the sale of the Shares other than the Prospectus, the Registration Statement, and copies of the documents, if any, incorporated by reference therein.

(j)	The Company is not and, after giving effect to the sale of the Shares, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
(k)	The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).
(l)	The Company has the corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.
(m)	The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument or binding obligation or other binding understanding (the “Contracts”) to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws, except in the case of clauses (i) and (ii) such breaches, violations, defaults, or conflicts which do not individually or in the aggregate be reasonably likely to result in a Material Adverse Effect.

(n)	All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.
(o)	The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in material compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement and the Prospectus. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except for the issuances of options, warrants or restricted stock or restricted stock units in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued, will be duly authorized and validly issued, fully paid and nonassessable, issued in material compliance with all applicable securities laws, and free of preemptive, registration or similar rights.
(p)	Except as set forth in the Registration Statement and the Prospectus and except for SilvaGas Corporation, the Company does not own, directly or indirectly, a majority of the capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.
(q)	Each of the Company and its subsidiaries has filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(r)	Since the respective dates as of which information is given in the Registration Statement or the Prospectus, (i) other than in the ordinary course of business, neither the Company nor any of its subsidiaries has incurred any material liabilities or debt obligations, direct or contingent, required to be reflected on a balance sheet in accordance with generally accepted accounting principles, or entered into any material transactions, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (iii) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (iv) other than in the ordinary course of business, there has not been any material change in the Company’s long-term or short-term debt, and (v) there has not been the occurrence of any Material Adverse Effect.
(s)	There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.
(t)	The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.
(u)	The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(v)	The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus, except those the absence of which are not reasonably likely to result in a Material Adverse Effect. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice alleging any such material infringement or fee.
(w)	The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any written notice of violation relating to any applicable law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation (to the extent applicable), (i) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (ii) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (iii) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (iv) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (v) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.
(x)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(y)	The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.
(z)	No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.
(aa)	Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, bylaws or other equivalent organizational or governing documents.
(bb)	Neither the Company, its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.
(cc)	No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such discontinuation or decrease is not reasonably likely to result in a Material Adverse Effect.
(dd)	There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to KCM or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company to which the Company is a party that, to the knowledge of the Company, will affect KCM’s compensation, as determined by FINRA.
(ee)	Except as disclosed to KCM in writing or in the Registration Statement or Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.
(ff)	To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.

(gg)	Other than KCM, no person has the right to act as an agent, underwriter or as a financial advisor in connection with the sale of the Shares contemplated hereby.
5. Certain Covenants of the Company. The Company hereby agrees with KCM:
(a)	During any period of time in which a prospectus relating to the Shares is required to be delivered under the Act (a “Prospectus Delivery Period”), before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case other than due to the filing of an Incorporated Document or any amendment or supplement that does not relate to the Shares), to furnish to KCM a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such Permitted Free Writing Prospectus, amendment or supplement with the Commission, and the Company will not use, or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which KCM promptly and reasonably objects, unless the Company’s legal counsel has advised the Company that filing such document is required by law.
(b)	To prepare the Prospectus Supplement and to file such Prospectus Supplement pursuant to, and within the time periods required by, Rule 424(b) and Rules 430B or 430C under the Act and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed and available on EDGAR) to KCM via e-mail in “.pdf” format on such filing date to an e-mail account designated by KCM and, at KCM’s reasonable request, to also furnish copies of the Prospectus and such Prospectus Supplement as may be required by the rules or regulations of the Exchange.
(c)	To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act during each Prospectus Delivery Period, and during such same period to advise KCM, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission (in each case other than due to the filing of an Incorporated Document or any amendment or supplement that does not relate to the Shares), (ii) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act,

(iii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (iv) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information with respect thereto and (v) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Basic Prospectus, the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading.
(d)	In the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus or suspending any such qualification during each Prospectus Delivery Period referred to above, to use promptly its commercially reasonable efforts to obtain its withdrawal.
(e)	To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as KCM may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise KCM of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.
(f)	To make available to KCM at its offices in New York, New York (or as designated by KCM), without charge, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to KCM, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as KCM may reasonably request during each Prospectus Delivery Period; and during each such period, the Company will prepare and file promptly, subject to Section 5(a) hereof, such amendment or amendments to the Registration Statement, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)	To furnish or make available to KCM during each Prospectus Delivery Period, copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of KCM, as applicable; provided, that so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to KCM.
(h)	If, at any time during a Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for KCM or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if during such period it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, prompt notice shall be given, and confirmed in writing, to KCM to cease the solicitation of offers to purchase the Shares, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.
(i)	To generally make available to its security holders as soon as reasonably practicable, an earnings statement (in form complying with the provisions of Section 11(a) of the Act and Rule 158 under the Act) covering the 12 month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.
(j)	To furnish to KCM one conformed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, (excluding all exhibits thereto) and all documents incorporated by reference therein.

(k)	To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus under the caption “Use of Proceeds.”
(l)	The Company will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or the issuance of press releases in the ordinary course of business.
(m)	Except as otherwise agreed between the Company and KCM, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any Basic Prospectus, the Prospectus, any Permitted Free Writing Prospectus, each Preliminary Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to KCM and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to KCM (including costs of mailing and shipment), (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) the fees and disbursements of counsel to the Company, (vi) the documented, reasonable fees and disbursements of outside counsel to KCM in connection with the negotiation and completion of this Agreement (which shall include all matters required to be completed as conditions precedent to the parties agreeing to and executing the initial Transaction hereunder) up to a maximum of $75,000 for all such fees and disbursements, (vii) the documented, reasonable fees and disbursements of outside counsel to KCM in connection with each review of the “comfort” letters and other documents referred to in Section 7(b) other than the initial such review, up to a maximum of $5,000 per review for all such fees and disbursements and (viii) any other costs and expenses of the Company incident to the performance of the Company’s other obligations hereunder.
(n)	With respect to the offering(s) of Shares contemplated hereby, the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(o)	During each period beginning with the date of the Transaction Notice and ending after the close of business on the Purchase Date for the related Transaction (an “Applicable Offering Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of KCM other than (i) the Shares sold hereunder; (ii) any shares of Common Stock of the Company issued upon the conversion or exercise of any securities outstanding at the beginning of the Applicable Offering Period; and (iii) any securities issued pursuant to stock-based compensation plans existing at the beginning of the Applicable Offering Period.
(p)	The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.
(q)	That it consents to KCM trading in the Common Stock for KCM’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement, so long as such trading complies with the “plan of distribution” in the Registration Statement and the Prospectus.
(r)	To advise KCM promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion or certificate provided to KCM pursuant to this Agreement.
(s)	To use its reasonable best efforts to cause the Shares to be listed on the Exchange promptly after the execution and delivery of this Agreement, subject only to notice of issuance at or before the time of purchase on the relevant Purchase Date, and to provide evidence thereof reasonably satisfactory to KCM and its counsel.

6. Execution of Agreement. KCM’s obligation to execute this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the intended date of the execution of this Agreement:
(a)	the Company shall have delivered to KCM:
(i)	an officers’ certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit B hereto;
(ii)	an opinion of Latham & Watkins LLP, counsel for the Company, addressed to KCM and dated the date of this Agreement, as to the matters set forth in Exhibit C hereto, with only such departures from such form as Morrison & Foerster LLP, counsel for KCM, shall have reasonably approved;
(iii)	an opinion of Holland & Hart LLP, Colorado counsel to the Company, addressed to KCM and dated the date of this Agreement, as to the matters set forth in Exhibit D hereto, with only such departures from such form as Morrison & Foerster LLP, counsel to KCM, shall have reasonably approved;
(iv)	so long as KCM provides such independent auditors with any representation letters they reasonably request in accordance with customary practice, a “comfort” letter from each of Ehrhardt Keefe Steiner & Hottman P.C. and PricewaterhouseCoopers LLP dated the date of this Agreement and addressed to KCM, in a form reasonably satisfactory to KCM and its counsel consistent with customary practice for such letters;
(v)	evidence reasonably satisfactory to KCM and its counsel that the Registration Statement has become effective;
(vi)	[intentionally left blank];
(vii)	resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Registration Statement, Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares and such other matters as are customary for the transactions contemplated hereby; and
(viii)	such other documents as KCM shall reasonably request; and
(b)	KCM shall have received the favorable opinion of Morrison & Foerster LLP, as to the matters set forth in Exhibit E hereto.

7. Additional Covenants of the Company. The Company further covenants and agrees with KCM as follows:
(a)	Each acceptance of a Transaction Notice by the Company shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to KCM pursuant hereto are true and correct at the Time of Acceptance, and an undertaking that such representations and warranties will be true and correct on any Closing Date, as though made at and as of each such time, in each case, except for representations and warranties that address matters only as of a certain date, which need only be true and correct as of such certain date (it being understood that such representations and warranties shall relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice).
(b)	Each time that the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 7(b), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 5(b) hereof or any prospectus supplement filed pursuant to Rule 424(b) of the Act that does not relate to the Shares), the Company shall furnish or cause to be furnished to KCM promptly, but not later than five business days after the date of such amendment or supplement or such filing, as applicable (except for the “comfort” letters referred to in Section 7(b)(iv) below, which the Company shall furnish or cause to be furnished to KCM not later than three business days after the date of the delivery by KCM to the Company of a “circle up” for the applicable comfort letter), the following, each dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form and substance reasonably satisfactory to KCM and its counsel:
(i)	a certificate certifying as to the matters set forth in Exhibit B hereto at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to such time);
(ii)	an opinion of Latham & Watkins LLP, counsel for the Company, addressed to KCM, as to the matters set forth in Exhibit C hereto, with only such departures from such form as Morrison & Foerster LLP, counsel for KCM, shall have reasonably approved; or, in lieu of such opinion, counsel last furnishing such opinion to KCM shall furnish KCM with a letter substantially to the effect that KCM may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance);

(iii)	an opinion of Holland & Hart LLP, Colorado counsel to the Company, addressed to KCM and dated the date of this Agreement, as to the matters set forth in Exhibit D hereto, with only such departures from such form as Morrison & Foerster LLP, counsel to KCM, shall have reasonably approved; or, in lieu of such opinion, counsel last furnishing such opinion to KCM shall furnish KCM with a letter substantially to the effect that KCM may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance);
(iv)	so long as KCM provides such independent auditors with any representation letters they reasonably request in accordance with customary practice, a “comfort” letter from each of Ehrhadt Keefe Steiner & Hottman P.C. and PricewaterhouseCoopers LLP, addressed to KCM, in a form reasonably satisfactory to KCM and its counsel of the same tenor as the letter referred to in Section 6(a)(iv) hereof but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter consistent with customary practice for such letters;
(v)	with respect to the first such amendment or supplement, which is expected to be upon filing of a Form 10-Q for the quarter ended December 31, 2009, to use its reasonably best efforts to provide evidence reasonably satisfactory to KCM and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance at or before the time of purchase on the relevant Purchase Date; and
(vi)	such other documents as KCM shall reasonably request;
provided, however, that (A) the Company will not be required to furnish any of such certificates, opinions, letters or other documents to KCM in connection with the filing of a Current Report on Form 8-K unless (i) such Current Report on Form 8- K is filed at any time during which either a Transaction Notice is in effect or a prospectus relating to the Shares is required to be delivered under the Act and (ii) KCM has requested such certificates, opinions, letters or other documents based upon the event or events reported in such Current Report on Form 8-K and (B) the obligations of the Company under this Section 7(b) shall be deferred during any Suspension Period under Section 1(f) and shall recommence upon the termination of such Suspension Period.
(c)	To disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of the Shares sold through KCM under this Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant period.

8. Conditions of KCM’s Obligation with Respect to Sale of the Shares. KCM’s obligation to solicit purchases on an agency basis for the Shares pursuant to a Transaction Notice that has been accepted by the Company shall be subject to the satisfaction of the following conditions at the Time of Acceptance, the time of the commencement of trading on the Exchange on the Purchase Date and at the time of closing on the Closing Date:
(a)	The representations and warranties on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all material respects, except that representations and warranties that address matters only as of a certain date need only be true and correct as of such certain date.
(b)	The Company shall have performed and observed its covenants and other obligations hereunder in all material respects.
(c)	From the date of delivery of the Transaction Notice until the Closing Date, trading in the Common Stock on the Exchange shall not have been suspended.
(d)	Subsequent to the date of the applicable Transaction Notice, no Material Adverse Effect shall have occurred which is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto made after the date of such Transaction Notice) or the Prospectus (excluding any amendment or supplement thereto made after the date of such Transaction Notice) and the effect of which in the reasonable judgment of KCM makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, any Free Writing Prospectus and the Prospectus.
(e)	The Shares to be issued pursuant to the Transaction Notice shall have been approved for listing on the Exchange, subject only to notice of issuance.
(f)	No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.
(g)	The Company shall have furnished evidence reasonably satisfactory to KCM and its counsel that the Registration Statement remains effective.
(h)	On or prior to the Closing Date, the Company shall have furnished to KCM such further certificates and documents as KCM may reasonably request.

9. Termination by KCM.
(a)	This Agreement and the obligations of KCM hereunder may be terminated, in the sole and absolute discretion of KCM, if at any time (i) any of the conditions specified in Section 8 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled; (ii) after delivery of a fully executed Transaction Notice and prior to the applicable Closing Date, any Material Adverse Effect that is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto made after the date of such Transaction Notice) or the Prospectus (excluding any amendment or supplement thereto made after such date); (iii) there has since the date hereof occurred an outbreak or escalation of hostilities, any change in the financial markets or any other national or international calamity or crisis the effect of which, in the judgment of KCM, is material and adverse and makes it impracticable or inadvisable to market or deliver the Shares or enforce contracts for the sale of the Shares; (iv) trading in any securities of the Company has been suspended by the Commission or by the Exchange or trading generally on the Exchange has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such Exchange or FINRA or by order of the Commission or any other governmental authority; (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that in the reasonable opinion of KCM has or will have a Material Adverse Effect; (vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of KCM has a material and adverse effect on the securities markets in the United States; or (vii) a general moratorium on commercial banking activities has been declared by federal or New York authorities.
(b)	If KCM elects to terminate this Agreement as provided in Section 9(a), KCM shall promptly notify the Company of such termination by telephone, promptly confirmed by facsimile or email stating in reasonable detail the basis therefor. If a Transaction Notice is pending at the time of such termination, such Transaction Notice shall be void.
(c)	If the solicitation of purchases on an agency basis as contemplated by this Agreement, is not carried out by KCM for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m) and 11 hereof) and KCM shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof).

(d)	KCM may terminate this Agreement for any reason upon prior notice to the Company; provided, however, that if such termination shall occur prior to the Closing Date for any sale of the Shares, such sale shall settle in accordance with the provisions of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(m) and 11 hereof shall remain in full force and effect notwithstanding such termination and KCM shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof).
10. Termination by Company. The Company may terminate this Agreement in its sole discretion from and after March 31, 2010 upon prior written notice to KCM; provided, however, that if such termination shall occur prior to the Closing Date for any sale of the Shares, such sale shall settle in accordance with the provisions of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(m) and 11 hereof shall remain in full force and effect notwithstanding such termination and KCM shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof).
11. Indemnity and Contribution.
(a)	The Company agrees to indemnify and hold harmless KCM, its affiliates, directors and officers and each person, if any, who controls KCM within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable, documented, out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to KCM furnished to the Company in writing by KCM expressly for use therein, it being understood and agreed that the only such information furnished by KCM consists of the information described as such in Section 11(b) hereof.

(b)	KCM agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to KCM furnished to the Company in writing by KCM expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that the only such information furnished by KCM consists of the information in the Prospectus as specified in Exhibit G hereto.
(c)	If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Sections 11(a) or 11(b) hereof, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, not to be unreasonably withheld, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time after notice from the Indemnified Person to retain counsel reasonably satisfactory to the Indemnified Person, in either which case the Indemnifying Person will pay the reasonable, documented, out of pocket fees and expenses of such outside counsel. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable, documented, out of pocket fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for KCM, its affiliates, directors and officers and any control persons of KCM shall be designated in writing by KCM and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment subject to the other terms and conditions of this Section 11. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such reimbursement is not subject to a bona fide dispute between the parties. Notwithstanding the immediately preceding sentence, an Indemnifying Person may, without the written consent of the Indemnified Person but upon three days’ prior written notice to such Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is a party, if such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)	If the indemnification provided for in Sections 11(a) and 11(b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and KCM, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and KCM, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and KCM, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total discounts and commissions received by KCM in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and KCM, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by KCM, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)	The Company and KCM agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d) hereof. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 11(d) hereof shall be deemed to include, subject to the limitations set forth above, any reasonable, documented, out of pocket legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 11, in no event shall KCM be required to contribute any amount in excess of the amount by which the total discounts and commissions received by KCM with respect to the offering of the Shares exceeds the amount of any damages that KCM has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f)	The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and if to KCM, shall be sufficient in all respects if delivered to Knight Capital Markets LLC, 405 Lexington Avenue, 46th Floor, New York, New York 10017, attention: Harry Wong, Fax: 201.748.5527, with separate copies to the attention of William Kelly, Managing Director, wkelly@knight.com, and Joshua Jedwab, Managing Director — Legal & Compliance Dept, jjedwab@knight.com, Fax: 914.251.5812, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at
Rentech, Inc. 10877 Wilshire Boulevard, Suite 710 Los Angeles, CA 90024 Fax: 310.571.9799 Attention: Ken Fish, Vice President of Corporate Development and Treasurer

with a copy to (which shall not constitute notice),

Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Fax: 650.463.2600 Attention: Anthony J. Richmond
Notwithstanding the foregoing, Transaction Notices shall be delivered by facsimile or “.pdf” email format as follows:
To the Company: Facsimile: 310.571.9799 email: kfish@rentk.com Attn: Ken Fish, Vice President of Corporate Development and Treasurer Tel. Confirm: 310.571.9831

To KCM of the Acceptance of Transaction Notice: Facsimile: 201.748.5554 email: hwong@knight.com Attn: Harry Wong Tel. Confirm: 212.209.1493
13. No Fiduciary Relationship. The Company acknowledges and agrees that KCM is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to the Company or any other person. Additionally, KCM is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and except as provided in Section 11, KCM shall have no responsibility or liability to the Company with respect thereto. Any review by KCM of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of KCM and shall not be on behalf of the Company.

14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Transaction Notice shall be adjusted to take into account any stock split effected with respect to the Shares after the date hereof.
15. KCM as Market Maker. KCM and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time that KCM is acting as agent pursuant to this Agreement; provided that KCM acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by KCM and its affiliates to enter into any such transactions.
16. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than rules governing choice of applicable law. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
17. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of KCM and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Company agrees that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
18. Parties in Interest. This Agreement herein set forth has been and is made solely for the benefit of KCM and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from KCM) shall acquire or have any right under or by virtue of this Agreement.
19. Successors and Assigns. This Agreement shall be binding upon KCM and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and KCM’s respective businesses and/or assets.

20. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and KCM contained in this Agreement or made by or on behalf of the Company or KCM pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or KCM.
21. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.
22. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
23. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth the understanding among the Company and KCM, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and KCM.

Very truly yours, RENTECH, INC.
By:	/s/ Colin Morris
	Name:	Colin Morris
	Title:	Vice President & General Counsel

Accepted and agreed to as of the
date first above written:

KNIGHT CAPITAL MARKETS LLC

By:	/s/ William Kelly
Name: William Kelly
Title: Managing Director

Schedule I
Subsidiaries of the Company
Rentech Development Corporation, a Colorado corporation

Rentech Energy Midwest Corporation, a Delaware corporation

Rentech Energy Technology Center, LLC, a Colorado limited liability company formerly named Sand Creek Energy, LLC, a Colorado limited liability company

Rentech Services Corporation, a Colorado corporation

RSFC, LLC, a Delaware limited liability company

RSFC Land Management, a Delaware limited liability company

Rentech SilvaGas LLC, a Delaware limited liability company

SilvaGas Corporation, a Delaware corporation

Exhibit A
[KCM Letterhead]
___________, 2010
Rentech, Inc.
10877 Wilshire Boulevard, Suite 710
Los Angeles, CA 90024
Attention: Dan J. Cohrs, Executive Vice President and Chief Financial Officer
VIA FACSIMILE
TRANSACTION NOTICE
Dear Dan:
This Notice sets forth the terms of the agreement of Knight Capital Markets LLC (“KCM”) with Rentech, Inc., a Colorado corporation (the “Company”), relating the issuance of shares of the Company’s common stock, par value $0.01 per share pursuant to the Distribution Agreement between the Company and KCM, dated February 2, 2010 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.
By countersigning or otherwise indicating in writing the Company’s acceptance of this Notice (an “Acceptance”), the Company shall have agreed with KCM to engage in the following agency transaction:

Number of Shares to be Sold:

Minimum Price at which Shares may be Sold:

(“Floor Price”)

Date(s) on which Shares may be Sold:

(“Purchase Date”)

Manner in which Shares are to be Sold:	At-the-market
The Transaction set forth in this Notice will not be binding on the Company or KCM unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor KCM will be bound by the terms of this Notice unless the Company delivers its Acceptance by       am/pm (New York time) on [the date hereof/                    , 2010].
The Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date of the Company’s acceptance and on any Purchase Date and any Closing Date, except for representations and warranties that address matters only as of a certain date.

A - 1

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your Acceptance in the manner contemplated by the Agreement.

Very truly yours, KNIGHT CAPITAL MARKETS LLC
By:
Name:
Title:

ACCEPTED as of the date
first above written

RENTECH, INC.

By:
Name:
Title:
[Note: The Company’s acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered in accordance with the Agreement]